EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 15, 2012

Superior Energy Services, Inc.

11000 Equity Dr. Suite 300

Houston, TX 77041

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Superior Energy Services, Inc.” (our Report) in the “Financial Statements and Supplemental Data,” which appears in the Current Report on Form 8-K of Superior Energy Services, Inc. dated June 15, 2012. We further consent to the incorporation of estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by SPN Resources, LLC prepared for Dynamic Offshore Resources, LLC” that are combined with estimates prepared by other petroleum consultants. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Superior Energy Services, Inc.’s Registration Statements on Form S-8 and Form S-4 (Registration No. 333-125316, 333-116078, 333-101211, 333-33758, 333-43421, 333-12175, 333-136809, 333-146237, 333-144394, 333-161212, 333-174972, and 333-177679).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716